UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

March 19, 2014
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	333-176429	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

2829 Ala Kalani Kaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 18, 2014, Mrs. Dana Roberts resigned her positions as Director, Chief Financial Officer, and Secretary & Treasurer of KonaRed Corporation (the "Company"). Mrs. Roberts is leaving the Company to more fully concentrate on her role as CEO of Malie, Inc., a company she founded in 2004 which specializes in all natural luxury spa and beauty products. In regards to Mrs. Roberts’s resignation, there was no disagreement with the Company relating to its operations, policies or practices. A copy of this report was provided to Mrs. Roberts by the Company prior to filing and Mrs. Roberts has not provided, and has indicated to the Company that other than her resignation letter, that she does not plan to provide to the Company any further correspondence in respect of his resignation from the Company and/or this filing.

Also effective March 18, 2014, the Board of Directors of the Company appointed Mr. William Van Dyke to fill the Board vacancy created by Mrs. Roberts departure. Mr. Van Dyke, age 50, has been the chairman and CEO of B&D Nutritional Ingredients ('B&D") since 2003. B&D provides food manufacturers with premier raw material ingredients of exceptional quality. As the founder, Mr. Van Dyke has been the pivotal force behind B&D’s development into a full-service, North American sales and marketing company. His sales and marketing career in the dietary supplement industry spans more than 20 years. As the Council for Responsible Nutrition’s 2000-2002 Chairman, Mr. Van Dyke has served on numerous committees throughout his 20-year involvement with CRN. Mr. Van Dyke has also served on the board of directors for other industry organizations. There is no compensation agreement in place or anticipated at this date to compensate Mr. Van Dyke for his services on the Board of the Company.

Also effective March 18, 2014, the Company engaged Mr. John Dawe, age 54, as its new Chief Financial Officer, and Secretary & Treasurer. Mr. Dawe brings more than 30 years of financial, business, and executive level experience to KonaRed Corporation, having served as Treasurer, VP Finance, and CEO for various finance-related entities since 1993. In 2002 Mr. Dawe founded DAS Corporate Services Inc. ("DAS") a private company which provides maintenance of accounting and reporting systems for US publicly traded companies. Mr. Dawe controls and has been CEO of DAS through to current date. Since 2006 to current date Mr. Dawe has also controlled and been President of GBG Management Services Inc., a private company which provides management consulting services to small businesses. Mr. Dawe received a Bachelor of Commerce degree from the University of British Columbia in 1983; and was awarded the designation of Chartered Financial Analyst ("CFA") in 1988.

Mr. Dawe's contract has a one year term and provides he will work a significant part of his time, but not full time for KonaRed and will provide services to other clients. The contract provides for compensation at the rate of $8,500 per month. The contract also provides for a signing bonus of 50,000 shares of restricted Common Stock of the Company to be issued to Mr. Dawe immediately, an additional 25,000 restricted Common shares to be issued in six months based upon satisfactory performance, and an additional 25,000 restricted Common shares to be issued upon completion of the Company's audit for the fiscal year ended December 31, 2014 and filing of its Annual Report on Form 10-K. The contract is cancelable upon 60 day's notice by either party, in which event all but the signing bonus shares would be prorated based on the time services were provided.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

10.1	- Services Agreement with John Dawe
17.1	- Resignation letter received from Dana Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO

March 19, 2014